NEWS RELEASE

Cardtronics Provides Business Update
Transaction Trends Improving Across Regions

HOUSTON, June 15, 2020 – Cardtronics (Nasdaq: CATM) announced today an update on recent business performance. The Company has seen continued improvement in transaction volumes across geographies as governments relax and remove restrictions implemented to mitigate the spread of the COVID-19 virus including:

•Same-store transactions in the U.S., our largest market, approaching prior year levels in early June.
•Additionally, as a sign that cash usage remains strong, since the beginning of June, total cash dispensed at our U.S. ATMs on a same-unit basis is up nearly 10% versus June last year, after growing 3% in May as compared to May 2019.
•Outside of the U.S., transactions have steadily improved, but remain significantly below levels that we were seeing prior to the pandemic, primarily due to ongoing travel and shelter-in-place restrictions implemented by governments across the world.

Edward H. West, Cardtronics CEO, noted, "While we are encouraged by the continued transaction recovery, we continue to operate conservatively and maintain cost controls as we navigate this challenging period. With our recent performance and better than expected recovery, effective July 1, we will remove the company-wide temporary salary reductions that we implemented on April 1. I would like to express my deepest gratitude to all of our employees who have supported the Company through compensation reductions and remained committed to our long-term success as we navigate through this unprecedented time."

With almost two and a half months of the second quarter now complete, the Company now estimates that its second quarter Adjusted EBITDA will be approximately $40 million, reflecting the improved business performance and outlook in the U.S. and an approximate $4 million benefit following the recent legal decision by the Supreme Court in the U.K. removing business rates for certain ATMs. We expect an Adjusted EBITDA margin in the high teens for the second quarter.

"I am extremely proud of our team’s commitment and execution through the pandemic and this recent challenging period," said Mr. West. "I look forward to updating you again during our second quarter earnings call in early August."

U.S. Same-store Withdrawal Transaction Trends

The table below shows recent same-store transaction performance in the U.S. since the beginning of 2020.

•All U.S. markets continue to show positive signs of recovery as shelter-in-place restrictions are eased, and government-backed stimulus and benefit programs have been deployed.
•Transactions outside of the largest 20 metropolitan areas in the U.S. are performing better than the top 20 markets and account for the majority of transactions.
•Large markets such as Atlanta, Dallas, and Houston that were early to re-open are at prior year transaction levels from May 31 - June 12.
•Over the last month, transactions at essential locations are approaching prior year levels.
•Other locations such as casinos, theme parks, malls, airports, and big box locations are starting to show early signs of recovery.

Market Updates Outside the U.S.

•In the U.K., year-over-year same-store transactions show a gradual but consistent recovery from the trough of down approximately 60% in late March to declines of less than 50% for the past several weeks. Transaction levels in the U.K. continue to reflect the strict shelter-in-place orders that have been in place. Additional easing of lockdowns are planned to begin this week; however, most bars, pubs, and dine-in restaurants are not expected to re-open until July.
•In Germany, Canada, and Australia, performance through the pandemic and recovery has been gradual, with casino and gaming sites still heavily impacted. However, most ATMs are now transacting, and we have seen more recent signs of accelerating improvement in early June as more restrictions have been lifted.
•In South Africa, one of our strongest growth markets prior to the pandemic, transactions have nearly recovered to pre-COVID levels.

•Spain, which accounted for approximately 1% of our revenues in 2019, continues to remain heavily impacted since the majority of our ATMs are located in tourist areas.

Capital Structure Update

In May, as a precautionary measure, the Company executed an amendment to its revolving credit facility to increase covenant flexibility in the event transactions and corresponding revenues do not recover or further weaken from the Company’s most recent results due to the COVID-19 pandemic.

The Company remains well-positioned financially and will continue to prioritize a strong balance sheet. Total net debt outstanding was approximately $715 million at the end of May.

Future Business Updates

Following today’s update, we do not expect to continue to provide intra-quarter business updates and expect to return to our normal quarterly reporting cadence with the release of our full second quarter results in early August.

About Cardtronics (Nasdaq: CATM)
Cardtronics is the trusted leader in financial self-service, enabling cash transactions at approximately 285,000 ATMs across 10 countries in North America, Europe, Asia-Pacific, and Africa. Leveraging our unmatched scale, expertise, and innovation, top-tier merchants and businesses of all sizes use our ATM solutions to drive growth, in-store traffic, and retail transactions. Financial services providers rely on Cardtronics to deliver superior service at their ATMs, on Cardtronics ATMs where they place their brand, and through Cardtronics' Allpoint Network, the world’s largest surcharge-free ATM network, with over 55,000 locations. As champions of cash, Cardtronics converts digital currency into physical cash, driving payments choice for businesses and consumers alike. To learn more about Cardtronics, visit www.cardtronics.com and follow us on LinkedIn and Twitter.

Contact Information:

Investor Relations Brad Conrad EVP – Treasurer 832-308-4000 ir@cardtronics.com	Media Relations Lisa Albiston VP Public Relations and Communications 832-308-4000 corporatecommunications@cardtronics.com
For more information, please visit: www.cardtronics.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended and are intended to be covered by the safe harbor provisions thereof. Forward-looking statements can be identified by words such as "project," "believe," "estimate," "expect," "future," "anticipate," "intend," "contemplate," "foresee," "would," "could," "plan," and similar expressions that are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effect on the Company, including with respect to the Company’s operational and financial performance and recent trends, the Company’s capital structure, the impact of COVID-19 on the Company’s business, the duration of the impact of COVID-19, and the Company’s ability to mitigate such impacts, and there can be no assurance that future developments affecting the Company will be those that are anticipated. All comments concerning the Company’s expectations for future revenues and operating results are based on its estimates for its existing operations and do not include the potential impact of any future acquisitions. The Company’s forward-looking statements involve significant risks and uncertainties (some of which are beyond its control) and assumptions that could cause actual results to differ materially from its historical experience and present expectations or projections. Risk factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as updated by the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and those set forth from time-to-time in other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements contained in this news release, which speak only as of the date of this news release. Except as required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

DISCLOSURE OF NON-GAAP FINANCIAL INFORMATION

In order to assist readers of our consolidated financial statements in understanding the operating results that Management uses to evaluate the business and for financial planning purposes, the Company presents the following non-GAAP measures as a complement to financial results prepared in accordance with U.S. GAAP: Adjusted Gross Profit, Adjusted Gross Margin, EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted Tax Rate, Adjusted Net Income per diluted share, Adjusted Free Cash Flow, and certain other results presented on a constant-currency basis. Management believes that the presentation of these measures and the identification of notable, non-cash, non-operating costs, and/or (if applicable in a particular period) certain costs not anticipated to occur in future periods enhance an investor’s understanding of the underlying trends in the Company’s business and provide for better comparability between periods in different years. In addition, Management presents Net Debt as a measure of our financial condition. Management believes that these measures are relevant and provide useful information widely used by analysts, investors and other interested parties in the Company’s industry to provide a baseline for evaluating and comparing our operating performance, financial condition and, in the case of free cash flow, our liquidity results. Management uses these non-GAAP financial measures in managing and measuring the performance of the business, including setting and measuring incentive-based compensation.

The non-GAAP financial measures presented herein should not be considered in isolation or as a substitute for operating income, net income, cash flows from operating, investing, or financing activities, or other income or cash flow measures prepared in accordance with GAAP. In addition, the non-GAAP measures that are used by the Company are not defined in the same manner by all companies and therefore may not be comparable to other similarly titled measures of other companies.

The Company is unable to reconcile the forward-looking non-GAAP measures, Adjusted EBITDA and Adjusted EBITDA margin, included in this release because not all of the information necessary for a quantitative reconciliation of these forward-looking non-GAAP measures to the most directly comparable GAAP financial measure, is available to the Company without unreasonable efforts. For the same reasons, the Company is unable to address the significance of the unavailable information; however, the GAAP measures could be materially different than the non-GAAP measures.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

EBITDA adds interest, income tax expense (benefit), depreciation and accretion, amortization of deferred financing costs and note discounts, amortization of intangible assets, and certain costs not anticipated to occur in future periods to net income. Adjusted EBITDA and Adjusted EBITDA Margin exclude the items excluded from EBITDA as well as share-based compensation expense, certain other income and expense amounts, acquisition related expenses, gains or losses on disposal and impairment of assets, certain non-operating expenses, (if applicable in a particular period), our obligation for the payment of income taxes, interest expense and other obligations such as capital expenditures, and includes an adjustment for non-controlling interests. Depreciation and accretion expense and amortization of intangible assets are excluded from Adjusted EBITDA and Adjusted EBITDA margins as these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures, and the methods by which the assets were acquired. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by total revenues.

Net Debt

Net Debt represents the principal amount of current and long-term debt outstanding less cash and cash equivalents. The carrying value of current and long-term debt is reconciled to the principal amount by adding the unamortized debt issuance costs and discounts.

Cardtronics is a registered trademark of Cardtronics plc and its subsidiaries.
All other trademarks are the property of their respective owners.

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